                              BUFFTON CORPORATION
                              -------------------


                                   EXHIBIT 21



The following schedule lists the subsidiaries of Buffton Corporation as of September 30, 1995:

Corporate Name                              Organization      Ownership Percent
--------------                              ------------      -----------------
Buffton Corporation                          Delaware               Parent
  Current Technology, Inc.                   Delaware                 100%
  BFX Hospitality Group, Inc.                Nevada                   100
    Main Street Realty, Inc.                 Nevada                   100
    American Food Classics, Inc.             Nevada                   100
      Lucile's Stateside Bistro-Texas, Inc . Texas                    100
    BFX-LA, Inc.                             Louisiana                100
      Cat's Meow, Inc.                       Louisiana                100
      St. Louis & Bourbon E. C., Inc.        Louisiana                100